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                                                                      EXHIBIT 99

 [ITC/\DELTACOM LOGO]

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
Investor Contacts:                                            Media Contact:
Douglas A. Shumate            Mary A. Edwards                 Moss Crosby
Senior Vice President         Manager                         Vice President of
Chief Financial Officer       Investor Relations              Marketing
706-385-8189                  706-385-8016                    256-382-3851
dshumate@itcdeltacom.com      medwards@itcdeltacom.com        mcrosby@itcdeltacom.com
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           ITC/\DELTACOM, INC. ANNOUNCES EFFORTS TO CONSERVE LIQUIDITY
                Scheduled Interest Payments on Senior Notes and
                       Convertible Notes Will Not Be Made

WEST POINT, Ga. (May 14, 2002) - ITC/\DeltaCom, Inc. (Nasdaq/NM: ITCD) today announced that to conserve liquidity for its business while it seeks to restructure its senior notes and convertible subordinated notes, it will not make the scheduled May 15, 2002 interest payments on its 9 3/4% senior notes due 2008 and its 4 1/2% convertible subordinated notes due 2006 or the scheduled June 1, 2002 interest payment on its 11% senior notes due 2007. The payment of interest under the terms of each of these note issues is subject to a 30-day grace period.

The senior notes and convertible subordinated notes are solely obligations of ITC/\DeltaCom, Inc., which is the holding company of two operating subsidiaries, ITC/\DeltaCom Communications, Inc. and Interstate FiberNet, Inc. As previously announced, ITC/\DeltaCom, Inc. has been, and continues to be, engaged in negotiations to restructure its senior notes and convertible subordinated notes to alleviate the constraints on its liquidity resulting from its debt service requirements. The Company currently has available approximately $25 million of cash and cash equivalents.

About ITC/\DeltaCom
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ITC/\DeltaCom, headquartered in West Point, Georgia, provides, through its operating subsidiaries, voice and data telecommunications services on a retail basis to businesses in the southern United States and is a regional provider of broadband transport services to other telecommunications companies. ITC/\DeltaCom's business communications services include local, long distance, enhanced data, Internet access, managed IP, network monitoring and management, operator services, and the sale and maintenance of customer premise equipment. ITC/\DeltaCom also offers colocation, web hosting, and managed and professional services. The Company operates 35 branch offices in nine states, and its 10-state fiber optic network of approximately 9,980 miles reaches approximately 175 points of presence. ITC/\DeltaCom has interconnection agreements with BellSouth, Verizon, Southwestern Bell and Sprint for resale and access to unbundled network elements and is a certified competitive local exchange carrier
(CLEC) in Arkansas, Texas, and all nine BellSouth states. For additional information about ITC/\DeltaCom, please visit the Company's website at www.itcdeltacom.com.
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Statements contained in this news release regarding ITC/\DeltaCom's expected financial condition and operating results, cost savings, capital expenditures, revenue growth, network deployment, product design and implementation, business strategy and other planned events and expectations are forward-looking statements that involve risks and uncertainties. Actual future results or events may differ materially from these statements. Readers are referred to the documents filed by ITC/\DeltaCom with the Securities and Exchange Commission, including ITC/\DeltaCom's annual report on Form 10-K filed on April 1, 2002, for a discussion of important risks that could cause actual results to differ from those contained or implied in the forward-looking statements. These risks, which are discussed in ITC/\DeltaCom's filings under the heading "Risk Factors," include dependence on new product development, rapid technological and market change, dependence upon rights of way and other third party agreements, debt service and other cash requirements, liquidity constraints and risks related to future growth and rapid expansion. Other important risks factors that could cause actual events or results to differ from those contained or implied in the forward-looking statements include, without limitation, customer reductions in services, delays or difficulties in deployment and implementation of colocation arrangements and facilities, appeals of or failures by third parties to comply with rulings of governmental entities, inability to meet installation schedules, general economic and business conditions, failure to maintain underlying service/vendor arrangements, competition, adverse changes in the regulatory or legislative environment, and various other factors beyond ITC/\DeltaCom's control. ITC/\DeltaCom expressly disclaims any obligation to update any forward-looking statements whether to reflect events or circumstances after the date hereof or otherwise.